UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 7, 2016

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 7, 2016, L Brands, Inc. (the "Company") announced strategic actions at Victoria’s Secret designed to further focus the brand on its core merchandise categories and streamline operations. These actions include:

•
Restructuring the organization into three business units: Victoria’s Secret Lingerie, PINK and Victoria’s Secret Beauty. The leaders of these business units will continue to report directly to Leslie H. Wexner, chairman and CEO.

•	Integrating the direct business as a primarily digital channel within the Victoria’s Secret and PINK businesses to align with how customers engage with the brands.

•	Focusing resources on core merchandise categories, where the Company believes the greatest growth potential exists. This will involve the elimination of certain merchandise categories.

•	Evolving how the business connects with customers through more focus on loyalty programs and brand-building engagement rather than traditional catalogues and offers.

•	Streamlining the organization through the elimination of approximately 200 Columbus and New York home office associates.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	April 7, 2016	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer